UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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The Goodyear Tire & Rubber Company

(Name of Registrant as Specified In Its Charter)

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Notice of
2006 Annual Meeting of Shareholders
and
Proxy Statement
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001

DATE:	April 11, 2006

TIME:	9:00 A.M., Akron Time

PLACE:	Offices Of The Company Goodyear Theater 1201 East Market Street Akron, Ohio
YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by Internet or telephone as well as by mail.
Please refer to your proxy card or page 32 of the Proxy Statement for information on how to vote by Internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

ROBERT J. KEEGAN
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT
February 28, 2006
Dear Shareholders:
   You are cordially invited to attend Goodyear’s 2006 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 9:00 A.M., Akron Time, on Tuesday, April 11, 2006. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.
   This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.
   We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you vote via the Internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

Robert J. Keegan
Chairman of the Board,
Chief Executive Officer
and President

THE GOODYEAR TIRE & RUBBER COMPANY
NOTICE OF THE
2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 11, 2006
To The Shareholders:
      The 2006 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Goodyear Theater (in the Company’s Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Tuesday, April 11, 2006 at 9:00 A.M., Akron Time, for the following purposes:

1.	To elect five directors, three to serve as Class III directors each for a term of three years, and two directors to serve as Class II directors for a one year term (Proxy Item 1); and

2.	To consider and vote upon an amendment to Goodyear’s Code of Regulations to provide for the annual election of directors (Proxy Item 2); and

3.	To consider and vote upon an amendment to Goodyear’s Amended Articles of Incorporation to increase the authorized number of shares of Goodyear’s common stock, without par value, from 300,000,000 to 450,000,000 (Proxy Item 3); and

4.	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for Goodyear for 2006 (Proxy Item 4); and

5.	To consider and vote upon a Shareholder Proposal (Proxy Item 5), if properly presented at the Annual Meeting; and

6.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.
      The Board of Directors fixed the close of business on February 16, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the 2006 Annual Meeting. Only holders of record of Goodyear Common Stock at the close of February 16, 2006 will be entitled to vote at the 2006 Annual Meeting and adjournments, if any, thereof.
February 28, 2006
By order of the Board of Directors:
C. Thomas Harvie, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the Internet or by telephone.

I

PROXY STATEMENT
The Goodyear Tire & Rubber Company

GENERAL INFORMATION
    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear”, “Company” or “we” or “us”), to be voted at the annual meeting of shareholders to be held April 11, 2006 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.
   Goodyear’s executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.
   Our Annual Report to Shareholders for the year ended December 31, 2005 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 6, 2006.
   Shares Voting. Holders of shares of the Common Stock, without par value, of Goodyear (the “Common Stock”) at the close of business on February 16, 2006 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 177,061,899 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
   Quorum. In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.
   Adjourned Meeting. The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.
   Vote Required. Except for the management proposal to amend Goodyear’s Amended Articles of Incorporation, which requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding to be adopted, the affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for any management or shareholder proposal to be adopted at the Annual Meeting. In the election of directors, the five candidates receiving the most votes will be elected.
   Abstentions, “withheld” votes and “broker non-votes” do not affect the election of directors and have the same effect as votes against any proposal voted upon by shareholders.
   Cumulative Voting For Directors. In the voting for directors, you have the right to vote cumulatively for candidates nominated prior to the voting. In voting cumulatively for Class III, you may (a) give one candidate the number of votes equal to three times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the three candidates as desired. With respect to Class II directors, you may (a) give one candidate the number of votes equal to two times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the two candidates as desired.
   Voting Of Proxy. Three Goodyear directors, Messrs. Keegan and Weidemeyer and Ms. Morrison, have been designated as proxies to vote (or withhold from voting) shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the Internet or by telephone.
   Your shares will be voted for the five nominees identified at page 7, unless your instructions are to withhold your vote from any one or more of the nominees or to vote cumulatively for one or more of the nominees for election as Class III or Class II director. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.
   Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.
   Proxies received and not revoked prior to the Annual Meeting will be voted in favor of the proposals of the Board of Directors to amend the Company’s Code of Regulations to provide for the annual election of directors (Proxy Item 2), to amend the Company’s Amended Articles of Incorporation to increase the number of authorized shares of common stock (Proxy Item 3), to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for Goodyear for 2006 (Proxy Item 4), and against the shareholder proposal (Proxy Item 5), unless your instructions are otherwise.
   Voting Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the election of directors (Proxy Item 1), the proposed amendment to the Code of Regulations (Proxy Item 2), the proposed amendment to the Amended Articles of Incorporation (Proxy Item 3) and the ratification of the selection of accounting firms (Proxy Item 4), but do not have discretion to vote on non-routine matters, such as the shareholder proposal (Proxy Item 5). If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority (a broker non-vote). Broker non-votes will have no effect on the election of Directors, but will have the same effect as a vote against the other proposals.
   Confidentiality. Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.
   Revocability Of Proxy. You may revoke or revise your proxy (whether given by mail, via the Internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
    Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflicts of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at http://www.goodyear.com/ investor/ investor governance.html. Please note, however, that information contained on the website is not incorporated by reference in this proxy statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.
Board Independence
   The Board has determined that nine of the current directors are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by the New York Stock Exchange and are attached to this proxy statement as Exhibit A. Mr. Keegan, the Chairman of the Board and Chief Executive Officer is not considered independent. In addition, in light of his ongoing relationship with the United Steelworkers (the “USW”), the Board has not determined Mr. Wessel to be independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW.
Board Structure and Committee Composition
   As of the date of this proxy statement, Goodyear’s Board has 11 directors classified into three classes and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, and (5) Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Goodyear’s website at http://www.goodyear.com/ investor/ investor governance.html. During the 2005 fiscal year, the Board held 11 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Goodyear shareholders. Six directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/ investor/ investor contact brd.html, shareholders may communicate with the Board or any of the Directors (including, the Lead Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual Directors on a periodic basis.

Corporate
Responsibility and
Name of Director	Audit		Compensation		Compliance		Finance		Governance		Class

Non-Employee Directors
James C. Boland	X	*	X				X				III
John G. Breen	X		X	*			X				III
Gary D. Forsee	X		X		X						I
William J. Hudson, Jr.	X		X				X	*			III
Steven A. Minter					X	*			X		III
Denise M. Morrison			X						X		I
Rodney O’Neal							X		X	*	II
Shirley D. Peterson	X				X				X		II
Thomas H. Weidemeyer					X		X				I
Michael R. Wessel(1)					X						III
Employee Director
Robert J. Keegan											II
Number of Meetings in Fiscal 2005	7		4		2		4		9

X = Committee member; * = Chair; (1) Mr. Wessel has been a director since December 6, 2005.

Audit Committee
   The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent accountants’ qualifications and independence and the performance of Goodyear’s internal auditors and independent accountants. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent accountants; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent accountants; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent accountants. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that each member of the Audit Committee is independent and each of Messrs. Boland, Breen, Forsee and Hudson is an audit committee financial expert. The report of the Audit Committee is included herein on page 26.
Compensation Committee
   The Compensation Committee discharges the responsibility of the Board of Directors relating to compensation practices and plans for Goodyear’s directors, executive officers and other key personnel. Among other things, the Compensation Committee prepares a report on executive compensation for inclusion in the annual proxy statement; reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer; determines the compensation of the Chief Executive Officer; advises the Board of Directors regarding directors’ and officers’ compensation and management development and succession plans; and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Compensation Committee also administers Goodyear’s Performance Plans, Performance Recognition Plan, and certain other compensation and benefit plans sponsored by Goodyear. The Board has determined that each member of the Compensation Committee is independent.
Committee on Corporate Responsibility and Compliance
   The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee may also recommend appropriate new policies to the Board of Directors.
Finance Committee
   The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counter party risk, derivative usage, credit ratings, and investor relations activities.
Governance Committee
   The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board of Directors. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Board has determined that each member of the Governance Committee is independent.

Consideration of Director Nominees
   The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines” as well as any needs for particular expertise on the Board.
   Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to: The Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001.
Director Selection Guidelines
   The Board of Directors has approved Director Selection Guidelines that apply to prospective Board members. Under these criteria, members of the Board should have a reputation for high moral character, integrity and sound judgment, substantial business expertise, financial literacy, achievement in his or her chosen field, should have adequate time to devote to Goodyear, and should have the ability to effectively serve several years prior to retirement at age 70. A person’s particular expertise and ability to satisfy Goodyear’s independence standards and those of the New York Stock Exchange may also be evaluated. Each Director must have the ability to fully represent Goodyear’s diverse constituencies.
Identifying and Evaluating Nominees for Director
   The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee also retains third-party executive search firms to identify candidates. Mr. Wessel, who is proposed to be elected for the first time at the Annual Meeting, was identified and recommended by the United Steelworkers of America pursuant to its master labor agreement with Goodyear.
   Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the Director Selection Guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s Director Selection Guidelines.
   The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.
Executive Sessions
   Non-management Directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by a “Lead Director,” who is elected by the Board. Mr. John G. Breen currently serves as the Lead Director.

DIRECTORS’ COMPENSATION
    Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, $17,500 per calendar quarter. The Presiding Director receives an additional $13,750 per calendar quarter. The chairperson of the Audit Committee receives an additional $3,750 per calendar quarter and the chairpersons of all other committees receive an additional $1,250 per calendar quarter. Any director who attends more than 24 board and committee meetings will receive $1,700 for each additional meeting attended ($1,000 if the meeting is attended by telephone). Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. A director who is also an officer or an employee of Goodyear or any of its subsidiaries does not receive additional compensation for his or her services as a director.
   Directors who are not current or former employees of Goodyear or its subsidiaries participate in the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”). The Directors’ Equity Plan is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of the Common Stock.
   Under the Directors’ Equity Plan, on the first business day of each calendar quarter each eligible director who has been a director for the entire preceding calendar quarter will have $20,000 accrued to his or her plan account. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value of the Common Stock on the accrual date. The units will receive dividend equivalents at the same rate as the Common Stock, which dividends will also be converted into units in the same manner. The Directors’ Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% of his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis.
   A participating director is entitled to benefits under the Directors’ Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits. Benefits may not be denied or reduced if, prior to leaving the Board of Directors, the director either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The units will be converted to a dollar value at the price of the Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005 will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from units to a dollar value. Amounts earned and vested after December 31, 2004 will be paid out in a lump sum on the fifth business day following the conversion from units to dollar value. Amounts in Plan accounts will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date.
   The units accrued to the accounts of the participating directors under the Directors’ Equity Plan at January 31, 2006 are set forth in the “Deferred Share Equivalent Units” column of the Beneficial Ownership of Directors and Management table on page 17.
   Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear will recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program. This program is not available to directors elected after October 1, 2005.
ELECTION OF DIRECTORS
(Item 1 on your Proxy)
   The Board of Directors is classified into three classes of directors. At each annual meeting of shareholders, directors of one class are elected, on a rotating basis, to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting. The terms of the current Class III Directors will expire at the Annual Meeting. The current terms of the Class II and Class I Directors will expire at the 2007 and 2008 annual meetings, respectively. In the event that the proposal to amend the Code of Regulations regarding the annual election of directors is approved by shareholders (see discussion at page 11), then beginning at the 2007 annual meeting of shareholders all directors will be elected to one year terms.

   At the Annual Meeting, three persons are to be elected to serve as Class III Directors, each to a three year term and two persons are to be elected to serve as Class II Directors for a one year term. The Board of Directors has selected the following nominees recommended by the Governance Committee for election to the Board of Directors:

Class III
James C. Boland
Steven A. Minter
Michael R. Wessel

Class II
John G. Breen
William J. Hudson, Jr.
   Information concerning the five nominees is set forth on the following pages.

NOMINEES FOR DIRECTOR — CLASS III, Three Year Terms Expiring in 2009*

JAMES C. BOLAND
Vice Chairman of Cavaliers Operating Company, LLC
Mr. Boland was the President and Chief Executive Officer of Cavs/ Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002. He became Vice Chairman of that organization on January 1, 2003, which, following a change in ownership, was renamed the Cavaliers Operating Company, LLC. Prior to his retirement from Ernst & Young in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Mr. Boland is a director of Invacare Corporation and The Sherwin-Williams Company.
Age: 66
Director since: December 18, 2002

STEVEN A. MINTER
Retired. Formerly President and Executive Director of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.
Mr. Minter was the President and Executive Director of The Cleveland Foundation, Cleveland, Ohio, from January 1, 1984 to June 30, 2003, when he retired. Since September 1, 2003, Mr. Minter has served as a part-time Executive-in-Residence at Cleveland State University. Mr. Minter is a director of KeyCorp.
Age: 67
Director since: February 12, 1985

MICHAEL R. WESSEL
Executive Vice President of Downey McGrath Group
Mr. Wessel is an attorney with almost 30 years experience as a policy and international trade advisor in Washington, D.C. In 1977 as a staff assistant to Richard Gephardt, he advised government officials on a wide range of domestic and international issues, and in 1984 he was named legislative director. In 1989, he became the policy director and in 1991 he was named general counsel for the Congressman. Mr. Wessel also served as a key economic and trade policy advisor for Gephardt’s presidential campaigns in 1987-88 and 2003-04, as well as John Kerry’s campaign in 2004. He was a senior policy advisor for the Clinton/ Gore Transition Office in 1992 and 1993.
Age: 46
Director since: December 6, 2005

NOMINEES FOR DIRECTOR — CLASS II, One Year Terms Expiring in 2007

JOHN G. BREEN
Retired. Formerly Chairman of the Board of The Sherwin-Williams Company, a manufacturer of paints, coatings and related products.
Mr. Breen was the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company from January 15, 1979 to October 25, 1999, when he retired as Chief Executive Officer. He served as Chairman of the Board of The Sherwin-Williams Company until April 26, 2000, when he retired. He is also a director of The Stanley Works.
Age: 71
Director since: January 7, 1992

WILLIAM J. HUDSON, JR.
Retired. Formerly President and Chief Executive Officer and a Director of AMP, Incorporated, a global manufacturer of electrical and electronic components and assemblies.
Mr. Hudson was the President and Chief Executive Officer of AMP, Incorporated from January 1, 1993 to August 10, 1998. Mr. Hudson served as the Vice Chairman of AMP, Incorporated from August 10, 1998 to April 30, 1999. Mr. Hudson is a member of the Executive Committee of the United States Council for International Business.
Age: 71
Director since: November 7, 1995

CONTINUING DIRECTORS — CLASS II, Terms Expiring in 2007

ROBERT J. KEEGAN
Chairman of the Board, Chief Executive Officer and President of Goodyear
Mr. Keegan joined Goodyear on October 1, 2000, and he was elected President and Chief Operating Officer and a Director of Goodyear on October 3, 2000 and President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective July 1, 2003. Prior to joining Goodyear, Mr. Keegan was an Executive Vice President of Eastman Kodak Company. He held various marketing, financial and managerial posts at Eastman Kodak Company from 1972 through September 2000, except for a two year period beginning in 1995 when he was an Executive Vice President of Avery Dennison Corporation.
Age: 58
Director since: October 3, 2000

RODNEY O’NEAL
President and Chief Operating Officer, Delphi Corporation
Mr. O’Neal has served in various managerial positions at Delphi Corporation since 1999 and has served as the President and Chief Operating Officer since January 7, 2005, when he was also elected to Delphi’s Board of Directors. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors.
Age: 52
Director since: February 3, 2004

SHIRLEY D. PETERSON
Retired. Formerly partner in the law firm of Steptoe & Johnson LLP
Mrs. Peterson was President of Hood College from 1995-2000. From 1989 to 1993 she served in the U.S. Government, first appointed by the President as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson is also a director of AK Steel Corp., Champion Enterprises, Federal-Mogul Corp., Wolverine Worldwide Inc. and is an independent trustee for Scudder Mutual Funds.
Age: 64
Director since: April 13, 2004

CONTINUING DIRECTORS — CLASS I, Terms Expiring in 2008*

GARY D. FORSEE
President and Chief Executive Officer, Sprint Nextel Corp.
Mr. Forsee has served as Sprint Nextel’s President and Chief Executive Officer since the merger of Sprint and Nextel in August 2005. Mr. Forsee previously served as Sprint Corp.’s Chief Executive Officer from March 2003 to August 2005 and as its Chairman of the Board from May 2003 to August 2005. Prior to joining Sprint, Mr. Forsee served as the Vice Chairman-Domestic Operations of BellSouth Corporation from December 2001 to February 2003, and held other managerial positions at BellSouth from September 1999 to December 2001. Prior to joining BellSouth, Mr. Forsee was President and Chief Executive Officer of Global One, a global telecommunications joint venture, from January 1998 to July 1999.
Age: 55
Director since: August 6, 2002

DENISE M. MORRISON
Senior Vice President, President Campbell USA Soup, Sauce and Beverage
Ms. Morrison has served as the President of the Campbell USA Soup, Sauce and Beverage division of The Campbell Soup Company since June 2005. From April 2003 to June 2005 she served as Campbell Soup’s President of Global Sales and Chief Customer Officer. She has been a Senior Vice President of Campbell Soup since April 2003. Prior to joining Campbell Soup, Ms. Morrison served in various managerial positions at Kraft Foods, including as Executive Vice President/ General Manager of the Snacks Division from October 2001 to March 2003 and the Confections Division from January 2001 to September 2001. Ms. Morrison also served in various managerial positions at Nabisco Inc. from 1995 to 2000 and at Nestle USA from 1984 to 1995.
Age: 52
Director since: February 23, 2005

THOMAS H. WEIDEMEYER
Retired. Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.
Until his retirement in February 2004, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company, since January 2001, and President of UPS Airlines since June 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer became Manager of the Air Group and a member of the Management Committee that same year. In 1998 he was elected as a Director and he became Chief Operating Officer of United Parcel Service, Inc. in 2001. Mr. Weidemeyer is also a director of NRG Energy, Inc. and Waste Management, Inc.
Age: 58
Director since: December 9, 2004

*	In the event that the proposal to amend Goodyear’s Code of Regulations to require the annual election of directors is approved by shareholders, the directors in Classes I and III have agreed to shorten their terms so that they expire at the 2007 Annual Meeting of Shareholders.

PROPOSED AMENDMENT TO CODE OF REGULATIONS TO REQUIRE
ANNUAL ELECTION OF DIRECTORS
(Item 2 on your Proxy)
   The Board of Directors is submitting a proposal to shareholders to amend the Company’s Code of Regulations to eliminate the classified structure of the Board and allow for the annual election of the directors.
   The Company’s Code of Regulations currently provides that (i) the Board of Directors be divided into three classes; (ii) one of the three classes shall stand for re-election each year; and (iii) each class of directors shall hold office for a three-year term.
   The Board of Directors has adopted a resolution approving the submission to shareholders of an amendment to Sections 1 and 2 of Article II of the Code of Regulations that would declassify the Board of Directors and provide for the annual election of all directors. The form of this amendment, called the “Annual Election Amendment,” is attached as Exhibit B.
   Primarily as a result of prior shareholder votes on declassification proposals and continuing shareholder interest in the topic, the Board is submitting, and recommending that shareholders vote for, a binding declassification proposal to shareholders in the form of the Annual Election Amendment. If the Annual Election Amendment is approved by shareholders, then each director elected at this Annual Meeting will hold office for a one-year term until the 2007 Annual Meeting, subject to his or her earlier resignation, removal or death. In addition, the remaining directors will also stand for election at the 2007 Annual Meeting. For that reason, each of the Company’s directors not otherwise up for re-election at the 2007 Annual Meeting has agreed to shorten his or her existing term so that it concludes at the 2007 Annual Meeting, if the Annual Election Amendment is approved by shareholders. In addition, any director appointed by the Board of Directors to fill any newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting. If the Annual Election Amendment is not approved by shareholders, the Board of Directors will remain classified, and the three Class III directors elected at the 2006 Annual Meeting will be elected for a three-year term expiring in 2009. All other directors will continue in office for their full three-year terms, subject to their earlier resignation, removal or death.
   The affirmative vote of at least a majority of the Company’s outstanding shares will be required for approval of the Annual Election Amendment. An abstention will have the same effect as a vote against the proposal.
   Your Board of Directors recommends that shareholders vote FOR the proposal to amend Sections 1 and 2 of Article II of the Code of Regulations (Proxy Item 2).

PROPOSED AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
(Item 3 on your Proxy)
   On February 14, 2006, the Board of Directors unanimously adopted resolutions approving a proposal to amend Article Fourth of Goodyear’s Amended Articles of Incorporation to increase the number of shares of common stock authorized to be issued by Goodyear from 300,000,000 shares to 450,000,000 shares.
   The full text of the proposed amendment to Article Fourth of the Amended Articles of Incorporation is set forth in Exhibit C of this Proxy Statement.
   Goodyear is presently authorized to have issued and outstanding 350,000,000 shares, consisting of (a) 300,000,000 shares of common stock, without par value, and (b) 50,000,000 shares of preferred stock, without par value, issuable in one or more series. The proposed amendment does not change the express terms of the common stock. No change in the express terms, or in the number of authorized shares of the preferred stock is proposed.
   On February 16, 2006, the record date for the 2006 annual meeting of shareholders, 195,678,668 shares of common stock were issued (of which 177,061,899 were outstanding and 18,616,769 were held as treasury shares). In addition, there were approximately 38,969,385 and 29,069,767 shares of common stock reserved for issuance under Goodyear’s stock based compensation plans and conversion of Goodyear’s $350 million of 4.00% convertible senior notes due June 15, 2034, respectively.
   The Board of Directors unanimously believes that the increase in the number of authorized shares of common stock is necessary in order to provide Goodyear with the flexibility to issue shares for general corporate purposes that may be identified in the future. As part of its strategic plan, Goodyear has previously disclosed that it may issue additional common stock. The Board considers it advisable to increase the authorized number of shares of common stock in order to enable Goodyear to take advantage of favorable opportunities in which an issuance of common stock might be appropriate without the expense and delay of calling a special shareholders’ meeting to vote on such issuance. In addition, an issuance of additional common stock could be made for other purposes including, without limitation, adopting additional stock based employee benefit plans or reserving additional shares for issuance under existing plans, raising capital through the issuance of debt or equity securities convertible or exercisable into shares of common stock or funding the acquisition of other companies. At the date of this Proxy Statement, Goodyear has no agreements, commitments or definitive plans with respect to the sale or issuance of the additional shares of common stock that would be authorized by the proposed amendment.
   Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Holders of common stock are entitled to one vote per share on each matter voted upon by the shareholders. All shares of common stock are entitled to participate equally in dividends when declared and paid. Shareholders may cumulatively vote their shares of common stock in electing directors. Goodyear has the right to repurchase shares of its common stock.
   The authorization of the additional shares of common stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and may have a negative effect on the market price of the common stock. Under the Amended Articles of Incorporation, stockholders do not have preemptive rights with respect to the additional shares of common stock being authorized, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.
   Although Goodyear has no present intention of taking the following actions, shares of authorized but unissued common stock could be used by the Board to discourage or make more difficult a change in control of Goodyear. For example, the issuance of new voting shares could be used to dilute the stock ownership of a person seeking control of Goodyear. Goodyear is not currently aware of any specific efforts to obtain control of the corporation.
   If this amendment is approved, no further action or authorization by Goodyear’s shareholders would be necessary prior to issuance of additional shares of common stock, except as may be required for a particular transaction or issuance by applicable law or by the rules of the New York Stock Exchange. Goodyear does not anticipate that it will seek authorization from stockholders for issuance of additional shares of common stock unless required to do so.

   The Board of Directors will present at the Annual Meeting the following resolution to amend Goodyear’s Amended Articles of Incorporation for adoption by the shareholders:
      “Resolved, that the Amended Articles of Incorporation of the Company be, and they hereby are, amended by adopting in its entirety the resolutions set forth at Exhibit C to the Proxy Statement for the Annual Meeting of Shareholders on April 11, 2006.”
   To be adopted, the proposed amendment must receive the affirmative vote of at least two-thirds of the shares of common stock entitled to vote. Proxies received by the Board of Directors will be voted for the proposed amendment unless a contrary choice is specifically indicated. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
   Your Board of Directors recommends that shareholders vote FOR the adoption of the proposed amendment to the Amended Articles of Incorporation to increase the authorized number of shares of common stock to 450,000,000 shares (Proxy Item 3).
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item 4 on your Proxy)
   The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as independent accountants to audit Goodyear’s consolidated financial statements for the fiscal year ending December 31, 2006. During fiscal year 2005, PwC served as Goodyear’s independent accountants and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 25. Representatives of PwC are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.
   The following resolution will be presented by your Board of Directors at the Annual Meeting:
      “RESOLVED, that the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2006 is hereby ratified.”
   In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent accountants for 2006.
   Your Board of Directors recommends that shareholders vote FOR ratification (Proxy Item 4).
SHAREHOLDER PROPOSAL
(Item 5 on your Proxy)
The proposal set forth below has been submitted by a shareholder.
5 — Adopt Simple Majority Vote

RESOLVED, shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. This proposal is focused on precluding voting requirements higher than approximately 51%.
   Victor Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.
75% yes-vote
   This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.
End Potential Frustration of the Shareholder Majority
   Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 67% vote to make key changes at our company, if 66% vote yes and only 1% vote no — only 1% could force their will on the overwhelming 66% majority.
   It is particularly important for our company to have an approximate 51% requirement to make key changes particularly due to our board’s 2005 unfriendly response to a proposal for annual election of each director (which did not even require the 67% vote required by other governance changes at our company).

   Annual election of each director started as shareholder proposal and won a 72% approval in 2002. Finally in 2005 our board put this topic on our ballot as its own proposal. Yet our board hexed its own proposal from the start by not recommending that shareholders vote for the proposal.
   Small wonder, then, that our company reported this in its May 2005 10-Q: “The resolution, having failed to receive the affirmative note of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting, was not adopted.”
   The Corporate Library (TCL), an independent investment research firm in Portland, Maine responded to this ruse with: “We have long assigned Goodyear a low shareholder responsiveness rating; the board also ignored two previous poison pill proposals approved by a majority of the shares voted. We’ve now lowered the company’s responsiveness grade to F, and would lower it to even further if we could. The company’s recent Sarbanes-Oxley Section 404 reporting requirements violations also suggest that our Board Effectiveness Rating of D is on target — this board poses a high risk to shareholder value.”
   The above practices show there is room for improvement and reinforce the reason to take one step forward now and adopt simply majority vote.
Adopt Simple Majority Vote Yes on 5
STATEMENT OF THE BOARD OF DIRECTORS
OPPOSING SHAREHOLDER PROPOSAL
ITEM 5
   The Board of Directors recommends that shareholders vote against the proposal. Almost all shareholder votes at Goodyear are already determined by a majority vote of the outstanding shares. However, with respect to Goodyear’s Articles of Incorporation and Code of Regulations there are two actions which require a two-thirds vote of outstanding shares: an amendment to the Articles of Incorporation and the removal of a Director. Amending either of these provisions to reduce the voting threshold to a majority of the outstanding shares would require the affirmative vote of two-thirds of the outstanding shares. However, the Board believes that it is still appropriate to require a two-thirds vote for these two matters and therefore opposes this proposal.
   The proposal is confusing because it is unclear whether “simple majority vote” refers to a majority of the shares outstanding or a majority of votes cast. If the proponent intends the latter, then the Company would be unable to change the voting requirements with respect to either of these matters as the minimum vote required under Ohio law for amending either the Articles of Incorporation or Code of Regulations is a majority of the shares outstanding.
   Assuming that “simple majority votes” refers to a majority of the shares outstanding, the Board believes that any concerns regarding the two-thirds requirement for removal of a director have been effectively addressed by the Board’s proposal to provide for the annual election of directors (see “Proposed Amendment to Code of Regulations to Require Annual Election of Directors” at page 11). Assuming the annual election proposal is adopted, all directors will be elected to one-year terms beginning in 2007. Further, given that, under Ohio law, shareholders have the right to vote cumulatively for directors, elimination of the two-thirds removal requirement has the potential to frustrate the rights of a minority of shareholders that may have voted for the election of a particular director. With respect to amendments to the Articles of Incorporation, — which in general deal only with the composition of the Company’s capital structure — the two-thirds requirement ensures that key corporate decisions, such as a proposal to increase the number of authorized shares, have the wide support of shareholders.
   We also strongly take issue with the proponent’s criticism of certain of Goodyear’s corporate governance practices. Goodyear has an independent, active and effective Board of Directors committed to the highest quality corporate governance. In addition to continually updating its Corporate Governance Guidelines, committee charters and Board practices, the Board has enacted many governance enhancements. For example, within the past three years, the Board of Directors has:

•	Proposed amending our Code of Regulations to provide for the annual election of directors.

•	Effected an early termination of Goodyear’s “poison pill.”

•	Adopted a formal policy to address shareholder proposals that receive a majority of the votes cast.

•	Established the position of Lead Director (a definition of the responsibilities of the Lead Director can be found in the Corporate Governance Guidelines).

•	Implemented executive sessions of the non-management directors at all regularly scheduled board meetings.

•	Added five highly qualified directors to the Board, none of whom are current or former Goodyear employees.

•	Established a stock ownership requirement for executive officers.
   In sum, the Board believes that Goodyear’s few supermajority voting requirements promote the Board’s longstanding goal of providing effective governance and value protection for the long-term benefit of shareholders.
   Your Board of Directors recommends that shareholders vote AGAINST the adoption of the Shareholder Proposal (Proxy Item 5).
OTHER BUSINESS
    Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.
   After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.
   If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Keegan and Weidemeyer and Ms. Morrison in such manner as they, in their discretion, deem appropriate.
BENEFICIAL OWNERSHIP OF COMMON STOCK
    The firms identified in the table below have reported that they beneficially owned at December 31, 2005 more than 5% of the outstanding shares of the Common Stock as follows:

	Shares of Common		Percent of Common
Name and Address	Stock Beneficially		Stock Outstanding
of Beneficial Owner	Owned		Beneficially Owned

Brandes Investment Partners, L.P.
11988 El Camino Real, Suite 500
San Diego, California 92130	26,665,275	(1)	15.1%
State Street Bank and Trust Company, acting in various fiduciary capacities
225 Franklin Street
Boston, Massachusetts 02110	10,477,102	(2)	5.9%
Impala Asset Management LLC
134 Main Street
New Canaan, Connecticut 06840	9,853,400	(3)	5.6%
LSV Asset Management
1 N. Wacker Drive, Suite 4000
Chicago, Illinois 60606	9,701,500	(4)	5.5%
Merrill Lynch & Co., Inc., on behalf of
Merrill Lynch Investment Managers
World Financial Center, North Tower
250 Vesey Street
New York, New York 10381	9,576,933	(5)	5.4%
Mellon Financial Corporation and related reporting persons
One Mellon Center
Pittsburgh, Pennsylvania 15258	8,883,179	(6)	5.0%

Notes:

(1)	Shared dispositive power in respect of 26,665,275 shares and shared voting power in respect of 22,321,996 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

(2)	Sole voting and shared dispositive power in respect of 10,477,102 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006.

(3)	Shared voting and dispositive power in respect of 9,853,400 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006.

(4)	Sole dispositive power in respect of 9,528,200 shares and sole voting power in respect of 6,730,400 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006.

(5)	Shared voting and dispositive power in respect of 9,576,933 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006. Ownership of the shares is disclaimed pursuant to Section 13d-4 of the Securities Exchange Act of 1934.

(6)	Sole voting and shared voting power in respect of 3,203,464 and 66,900 shares, respectively, and sole dispositive and shared dispositive power in respect of 8,533,526 and 309,156 shares, respectively, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006.
   In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has indicated that at the record date it held 28,663,522 shares, or approximately 16.2% of the outstanding shares, of Common Stock, including 16,483,106 shares, or approximately 9.3% of the outstanding shares, of Common Stock held as the trustee of four employee savings plans sponsored by Goodyear and certain subsidiaries.
   On January 31, 2006, each director and nominee, each person named in the Summary Compensation Table on page 18, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership of Directors and Management table below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

	Beneficial Ownership at January 31, 2006 (1)

			Shares of
	Shares of		Common Stock	Shares of Common
	Common Stock		Held in Savings	Stock Subject to	Deferred Share		Percent of
Name	Owned Directly (2)		Plan (3)	Exercisable Options (4)	Equivalent Units		Class

James C. Boland	3,000		-0-	-0-	17,769	(11)	*
John G. Breen	200	(5)	-0-	-0-	48,178	(11)	*
Gary D. Forsee	1,000		-0-	-0-	24,623	(11)	*
Joseph M. Gingo	8,889	(6)	863	102,100	2,707	(12)	*
C. Thomas Harvie	29,858		1,075	150,964	-0-		*
William J. Hudson, Jr	5,000		-0-	-0-	36,849	(11)	*
Robert J. Keegan	152,160	(7)	433	506,785	-0-		*
Richard J. Kramer	38,000	(8)	209	73,101	455	(12)	*
Steven A. Minter	3,580		-0-	-0-	29,848	(11)	*
Denise M. Morrison	1,100		-0-	-0-	3,740	(11)	*
Rodney O’Neal	-0-		-0-	-0-	9,754	(11)	*
Shirley D. Peterson	-0-		-0-	-0-	7,852	(11)	*
Jonathan D. Rich	26,272	(9)	3,211	61,171	-0-		*
Thomas H. Weidemeyer	1,000		-0-	-0-	5,054	(11)	*
Michael R. Wessel	-0-		-0-	-0-	-0-		*
All directors, the Named Officers and all other executive officers as a group (30 persons)	404,653	(10)	17,614	1,569,576	192,530		1.1

* Less than 1%
Notes:

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and the 1,991,843 shares of Common Stock indicated as beneficially owned by all directors and officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

(4)	Shares which may be acquired upon the exercise of options which are exercisable prior to April 3, 2006 under Goodyear’s 2002 Performance Plan (the “2002 Plan”), Goodyear’s 1997 Performance Incentive Plan (the “1997 Plan”) and the 1989 Goodyear Performance and Equity Incentive Plan (the “1989 Plan”).

(5)	Shares acquired by Mr. Breen pursuant to Goodyear’s 1994 Restricted Stock Award Plan for Non-employee Directors, which shares are subject to certain restrictions.

(6)	Includes 2,284 shares owned by his spouse.

(7)	Includes 13,000 shares owned by his spouse.

(8)	Includes 10,000 shares acquired under the 2002 Plan and a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(9)	Includes 1,000 shares owned jointly by Mr. Rich and his spouse.

(10)	Includes 371,038 shares owned of record and beneficially or owned beneficially through a nominee, and 33,615 shares held by or jointly with family members of certain directors and executive officers.

(11)	Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan, payable in cash following retirement from the Board of Directors. See “Directors’ Compensation” at page 6.

(12)	Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to performance awards earned under the 2002 Plan, 1997 Plan and the 1989 Plan and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

EXECUTIVE OFFICER COMPENSATION
SUMMARY OF COMPENSATION
   The table below sets forth information regarding the compensation of the Chief Executive Officer of Goodyear and the persons who were, at December 31, 2005, the other four most highly compensated executive officers of Goodyear (the “Named Officers”) for services in all capacities to Goodyear and its subsidiaries during 2005, 2004 and 2003.
SUMMARY COMPENSATION TABLE

					Long Term Compensation

					Awards		Payouts
	Annual Compensation
						Securities
				Other		Underlying	Long Term	All
				Annual	Restricted	Options/	Incentive	Other
				Compen-	Stock	SARs	Plan	Compen-
			Bonus	sation	Award(s)	(Number	Payouts	sation
		Salary	(Dollars)	(Dollars)	(Dollars)	of	(Dollars)	(Dollars)
Name and Principal Position	Year	(Dollars)	(1)	(2)	(3)	Shares)	(4)	(5)

Robert J. Keegan	2005	$1,083,333	$3,000,000	$52,615	—	413,859	$1,181,540	$—
Chairman of the Board,	2004	1,050,000	2,600,000		—	261,548	472,113	1,000,000
Chief Executive Officer	2003	1,000,000	509,200	—	—	200,000	—	—
and President(6)
Richard J. Kramer	2005	452,400	660,000		—	82,192	104,369	—
Executive Vice President and	2004	378,750	587,704	—	—	47,861	78,686	500,000
Chief Financial Officer(7)	2003	300,000	50,496	—	—	41,600	—	—
Jonathan D. Rich	2005	436,800	654,500		—	54,598	263,877	—
President, North American	2004	420,000	680,000	—	—	52,000	55,080	500,000
Tire(8)	2003	345,000	63,476	—	—	45,000	—	—
C. Thomas Harvie	2005	441,067	580,000	—	—	67,020	236,308	—
Senior Vice President,	2004	431,000	560,000	—	—	49,087	157,371	200,000
General Counsel and	2003	415,000	175,000	—	—	42,700	—	—
Secretary
Joseph M. Gingo	2005	372,333	520,000	—	—	24,894	137,846	—
Executive Vice President	2004	362,083	500,000	—	—	25,600	91,800	150,000
Quality Systems and Chief	2003	344,250	111,692	—	—	24,000	—	—
Technical Officer(9)

Notes to Summary Compensation Table:

(1)	Represents amounts awarded under the Performance Recognition Plan. The entire amount of the award to Mr. Rich in 2005 was deferred into stock units pursuant to the Deferred Compensation Plan for Executives. Amounts deferred are included in the amounts shown on the table. Additional information regarding the amounts awarded to the Named Officers and other executive officers under the Performance Recognition Plan is contained in the Compensation Committee Report On Executive Compensation beginning at page 27.

(2)	The amount reported for Mr. Keegan in 2005 includes $37,194 for home security system installation and monitoring expenses.

(3)	No restricted stock was awarded or issued by the Company to any Named Officer during 2005, 2004 or 2003. On August 6, 2002, Mr. Kramer purchased 10,000 shares of Common Stock for a purchase price of $.01 per share that were subject to transfer and other restrictions and to Goodyear’s option to repurchase under specified circumstances through August 6, 2005. The market value of the shares at the date of grant was $15.55, and Mr. Kramer received all dividends paid on the Common Stock. Although the three-year period during which the shares were restricted from transfer lapsed on August 6, 2005, restrictions on the transfer of the shares will remain in effect until such time as the Company determines it is able to deduct the value of the shares under Section 162(m) of the Internal Revenue Code.

(4)	The payouts for 2005 relate to performance equity units granted on December 3, 2002 (the “2005 Units”), and the payouts for 2004 relate to performance equity units granted on December 3, 2001 and August 6, 2002 (the “2004 Units”). Amounts earned were determined by the extent to which the performance goals related to the units were achieved during the three year performance period applicable to the grant. The performance measure for 50% of each unit was based on Goodyear’s average annual return on invested capital and the other 50% was based on Goodyear’s total shareholder return relative to a peer group consisting of the firms included in the S&P Auto Parts & Equipment Index. Payouts ranging from 0% to 150% of the units granted could have been earned. Amounts earned for both the 2005 Units and 2004 Units were determined based on Goodyear’s average annual total shareholder return (potential payouts ranged from 30% of the units if the total shareholder return equaled or exceeded the 30th percentile of the peer group to 75% of the units if Goodyear’s total shareholder return during the relevant performance period equaled or exceeded the 75th percentile of the peer group) and its return on the invested capital (with respect to the 2005 Units, potential payouts ranging from 35% of the units if a 12.4% average annual return were achieved to 75% of the units if a 18.4% average annual return were achieved, and with respect to the 2004 Units, potential payouts ranging from 35% of the units if a 7.6% average annual return were achieved to 75% of the units if a 13.6% average annual return were achieved) during the performance period. With respect to the 2005 Units, as a result of the achievement of the target levels during the three year performance period ending December 31, 2005, each participant earned 112.85% of the units granted. The value of each unit, $17.45, was based on the average of the high and low sale price of the Common Stock on December 30, 2005. With respect to the 2004 Units, as a result of the achievement of the target levels during the three year performance period ending December 31, 2004, each participant earned 89.64% of the units granted. The value of each unit, $14.63, was based on the average of the high and low sale price of the Common Stock on December 31, 2004. Payouts with respect to both the 2005 Units and 2004 Units were made 50% in cash and 50% in shares of Common Stock.

(5)	All Other Compensation for each Named Officer in 2004 consists of the guaranteed payout related to grants to the Named Officers under the Executive Performance Plan (the “EP Plan”). This payout will only be made if the Named Officer remains an employee of Goodyear through December 31, 2006. For additional information on the administration of the EP Plan please refer to page 21.

(6)	Mr. Keegan became a Goodyear employee on October 1, 2000 and served as President and Chief Operating Officer from October 3, 2000 until he was elected the President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective June 30, 2003.

(7)	Mr. Kramer has served as Executive Vice President and Chief Financial Officer since June of 2004. He previously served as Vice President-Corporate Finance from March 2000 to July 2002, Vice President, Finance-North American Tire from July 2002 to August 2003 and Senior Vice President, Strategic Planning and Restructuring from September 2003 to June 2004.

(8)	Mr. Rich has served as President of North American Tire since December of 2002. He previously served as President of Chemical Products.

(9)	Mr. Gingo has served as Executive Vice President, Quality Systems and Chief Technology Officer since June 2003. He previously served as Senior Vice President, Technology and Global Products Planning, from July 1999 to June 2003.
OPTION/ SAR GRANTS IN 2005
   The table below shows all grants of stock options and SARs during 2005 to the Named Officers. Ordinarily, Stock Options and SARs are granted annually in December of each year.
OPTION/ SAR GRANTS IN 2005

	Individual Grants
						Potential Realizable Value
	Number of Securities		% of Total			at Assumed Annual Rates of
	Underlying		Options/	Exercise		Stock Price Appreciation for
	Options/SARs		SARs	or		Option Term
	Granted		Granted to	Base Price		(Dollars)(3)
	(Number of		Employees	(Dollars per	Expiration
Name	Shares)(1)		in 2005	Share)(2)	Date	5%	10%

Robert J. Keegan	250,000		12.32%	$17.15	12/6/2015	$2,697,500	$6,832,500
	33,134	*	1.63%	13.62	12/2/2013	215,371	516,228
	25,103	*	1.24%	13.62	12/3/2012	139,071	324,331
	48,941	*	2.41%	17.18	12/9/2014	463,471	1,141,794
	32,559	*	1.60%	17.18	12/2/2013	266,984	639,784
	24,122	*	1.19%	17.18	12/3/2012	168,613	393,189

	Individual Grants
						Potential Realizable Value
	Number of Securities		% of Total			at Assumed Annual Rates of
	Underlying		Options/	Exercise		Stock Price Appreciation for
	Options/SARs		SARs	or		Option Term
	Granted		Granted to	Base Price		(Dollars)(3)
	(Number of		Employees	(Dollars per	Expiration
Name	Shares)(1)		in 2005	Share)(2)	Date	5%	10%

Richard J. Kramer	52,000		2.56%	$17.15	12/6/2015	561,080	1,421,160
	2,668	*	0.13%	13.83	12/3/2012	15,021	35,004
	6,822	*	0.34%	13.83	12/2/2013	45,025	107,924
	8,961	*	0.44%	17.35	12/9/2014	85,757	211,121
	6,117	*	0.30%	17.35	12/2/2013	50,649	121,361
	3,253	*	0.16%	17.35	8/6/2012	22,966	53,544
	2,371	*	0.12%	17.35	12/3/2012	16,739	39,027
Jonathan D. Rich	44,000		2.17%	17.15	12/6/2015	474,760	1,202,520
	3,775	*	0.19%	13.36	12/2/2013	24,085	57,682
	6,823	*	0.34%	17.35	12/2/2013	56,494	135,368
C. Thomas Harvie	37,000		1.82%	17.15	12/6/2015	399,230	1,011,210
	7,127	*	0.35%	13.36	12/2/2013	45,470	108,901
	10,117	*	0.50%	17.35	12/3/2012	71,426	166,526
	6,497	*	0.32%	17.35	12/9/2014	62,176	153,069
	6,279	*	0.31%	17.35	12/2/2013	51,990	124,575
Joseph M. Gingo	21,000		1.03%	17.15	12/6/2015	226,590	573,930
	3,894	*	0.19%	14.12	12/2/2013	26,246	62,888

*	Reinvestment option. See description of reinvestment options in footnote 1 below.
Notes to Option/ SAR Grants Table:

(1)	On December 6, 2005, stock options in respect of an aggregate of 1,605,936 shares of Common Stock were granted to 836 persons, including the Named Officers. All shares in the table above are the subject of non-qualified stock options. Each stock option will vest at the rate of 25% per annum. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable for up to three years after the date of death of the optionee. Each option also includes the right to the automatic grant of a new option (a “reinvestment option”) for that number of shares tendered in the exercise of the original stock option. The reinvestment option will be granted on, and will have an exercise price equal to the fair market value of the Common Stock on the date of the exercise of the original stock option and will be subject to the same terms and conditions as the original stock option except for the exercise price and the reinvestment option feature. In addition, all reinvestment options vest one year from the date of grant. The following reinvestment options were granted during 2005: Mr. Keegan, two grants of 33,134 and 25,103 shares on March 22, 2005, and three grants of 48,941, 32,559, and 24,122 shares on December 13, 2005; Mr. Kramer, 2,668 and 6,822 shares on March 18, 2005, and four grants of 8,961, 6,117, 3,253 and 2,371 shares on December 20, 2005; Mr. Rich, 3,775 shares on March 30, 2005, and 6,823 shares on December 20, 2005; Mr. Harvie, 7,127 shares on March 30, 2005, and three grants of 10,117, 6,497, and 6,279 shares on December 20, 2005; Mr. Gingo, 3,894 shares on May 20, 2005.

(2)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the market value on the date of exercise.

(3)	The dollar amounts shown reflect calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.

OPTION/ SAR 2005 EXERCISES AND YEAR-END VALUES
   The table below sets forth certain information regarding option and SAR exercises during 2005, and the value of options/ SARs held at December 31, 2005, by the Named Officers.
AGGREGATED OPTION/ SAR EXERCISES IN 2005 AND
DECEMBER 31, 2005 OPTION/ SAR VALUES

			Number of Securities
			Underlying
			Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-the-Money Options/SARs
	Acquired		December 31, 2005		at December 31, 2005
	on Exercise	Value	(Number of Shares)		(Dollars)(2)
	(Number of	Realized
Name	Shares)	(Dollars)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Keegan	228,250	$1,641,726	448,548	723,609	$184,706	$2,530,786
Richard J. Kramer	43,050	290,961	63,611	143,242	23,484	288,603
Jonathan D. Rich	17,254	159,298	57,396	122,348	295,370	511,085
C. Thomas Harvie	45,350	371,476	154,837	128,620	44,415	495,127
Joseph M. Gingo	6,000	43,860	107,700	60,594	221,836	279,772
Note to Option/ SAR Exercises and Year-End Values Table:

(1)	In accordance with the Company’s 2002 Performance Plan, the Named Officers delivered previously owned shares in payment of the exercise price with respect to each option exercised in 2005.

(2)	Determined using $17.38 per share, the closing price of the Common Stock on December 30, 2005, as reported on the New York Stock Exchange Composite Transactions tape.
LONG TERM INCENTIVE AWARDS
   During 2005, the Company did not make any long-term incentive plan awards to any Named Officer. Accordingly, the Long Term Incentive Plan awards table is omitted.
OTHER COMPENSATION PLAN INFORMATION
Performance Recognition Plan
   Approximately 696 key employees, including all executive officers of Goodyear, will participate in the Performance Recognition Plan of Goodyear (the “Performance Plan”) for plan year 2006. On December 6, 2005, the Compensation Committee selected the participants, established the respective target bonuses for non-officers, and, on February 21, 2006, approved the performance measurements and target bonuses for officers. Awards in respect of plan year 2006 will be made in 2007 based on each participant’s level of achievement of his or her goals, the Chief Executive Officer’s (or, in the case of participants who are not officers, other officers’ of Goodyear) evaluation of the extent of the participant’s contribution to Goodyear, and the Committee’s determination of the amount available for payment to the relevant group of participants. Awards, if any, are generally paid in cash, although executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, the Company will match 20% of the amount deferred. The stock units are converted to shares of common stock and paid to the participant on the first business day of the third year following the end of the plan year under which the award was earned. Target bonuses under the Performance Plan have been established for calendar year 2006 as follows: Mr. Keegan, $1,700,000; Mr. Kramer, $470,000; Mr. Rich, $400,000; Mr. Harvie, $290,000; and Mr. Gingo, $260,000 and all participants (696 persons as a group), approximately $30 million.
Executive Performance Plan
   On December 1, 2003, the Compensation Committee established the Executive Performance Plan (the “EP Plan”). The purpose of the EP Plan is to provide long-term incentive compensation opportunities to attract, retain and reward key personnel and to motivate key personnel to achieve business objectives. Upon the attainment of performance goals established by the Committee, participants will be eligible to receive a cash award at the end of the performance period subject to adjustment and approval by the Committee. Grants under the EP Plan have a three year performance period and payment on each unit may range between $0 and $200, depending upon the attainment of the performance criteria and assuming the recipient remains in the continuous employ of the Company through the performance period. For grants made in 2003, the performance criteria for the performance period is based 50% on net income and 50% on total cash flow. For grants made in 2004, the performance criteria for the performance period is based 50% on net income and 50% on total cash flow, net debt. No grants were made in 2005 to the Named Officers.
Savings Plan
   Goodyear sponsors the Employee Savings Plan for Salaried Employees (the “Savings Plan”). An eligible employee, including officers, may contribute 1% to 50% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($15,000 in 2006). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($5,000 in 2006). Contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Employee contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self directed account.
   Prior to January 1, 2003, Goodyear matched at a 50% rate each dollar contributed by a participating employee up to a maximum of the lesser of (i) 6% of the participant’s annual compensation or (ii) legally imposed limits. Goodyear contributions were invested by the Savings Plan trustee in shares of Common Stock. Goodyear suspended the matching program effective January 1, 2003.
   Eligible employees hired after January 1, 2005 will not participate in the pension plan described below, but will receive company contributions to their Savings Plan accounts in an amount equal to 5% of compensation up to the Social Security wage base ($94,200 in 2006), plus 11.2% of compensation in excess of the wage base. The maximum company contribution for any individual in 2006 is $18,800.
Severance Plan
   The Goodyear Employee Severance Plan (the “Severance Plan”), adopted on February 14, 1989, provides that, if a full-time salaried employee of Goodyear or any of the domestic subsidiaries (who participates in the Salaried Pension Plan) with at least one year of service is involuntarily terminated (as defined in the Severance Plan) within two years following a change in control, the employee is entitled to severance pay, either in a lump sum or, at the employee’s election, on a regular salary payroll interval basis.
   The severance pay will equal the sum of (a) two weeks’ pay for each full year of service with Goodyear and its subsidiaries and (b) one month’s pay for each $12,000 of total annual compensation (the base salary rate in effect at the date of termination, plus all incentive compensation received during the twelve months prior to his or her separation). Severance pay may not exceed two times the employee’s total annual compensation.
   In addition, medical benefits and basic life insurance coverage will be provided to each employee on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. A change in control is deemed to occur upon the acquisition of 35% or more of the Common Stock by any “acquiring person” or any change in the composition of the Board of Directors of Goodyear with the effect that a majority of the directors are not “continuing directors.”
   If the Named Officers had been involuntarily terminated as of December 31, 2005 (following a change in control), the amount of severance pay due would have been: Mr. Keegan $8,344,226; Mr. Kramer $2,236,620; Mr. Rich $2,360,560; Mr. Harvie $2,326,942; Mr. Gingo $1,935,600. In addition, Mr. Keegan’s employment agreement provides that in the event he is subject to any excise taxes resulting from a severance payment under a change in control, he be paid an additional amount sufficient to cover the amount of any excise or related taxes imposed.
   The Company also follows general guidelines for providing severance benefits to executive officers of the Company whose employment terminates prior to retirement, and under appropriate circumstances. Executive officers eligible for such benefits typically receive a separation allowance based on individual circumstances, including length of service, in an amount generally equivalent to 6 to 18 months of base salary plus an amount based on the individual’s target bonus then in effect over an equivalent period. The separation allowance may be paid in a single lump sum or in installments. The Company may also provide limited outplacement and personal financial planning services to eligible executive officers following their termination.

Deferred Compensation Plan
   Goodyear’s Deferred Compensation Plan for Executives provides that an eligible employee may elect to defer all or a portion of his or her Performance Plan award and/or annual salary by making a timely deferral election. Several deferral period options are available. All amounts deferred earn amounts equivalent to the returns on one or more of five reference investment funds, as selected by the participant. The plan was amended in 2002 to eliminate a provision that required the automatic deferral of any cash compensation earned which, if paid as and when due, would not be deductible by Goodyear for federal income tax purposes by reason of Section 162(m) of the Code.
RETIREMENT BENEFITS
   Goodyear maintains a Salaried Pension Plan (the “Pension Plan”), a defined benefit plan qualified under the Code, in which many salaried employees, including most executive officers, hired prior to January 1, 2005 participate. The Pension Plan permits any eligible employee to make monthly optional contributions of 1% of the first $47,100 of compensation and 2% on compensation between $47,100 and $220,000 in 2006. The Code limits the maximum amount of earnings that may be used in calculating benefits under the Pension Plan, which limit is $220,000 for 2006. The Pension Plan provides benefits to participants who have at least five years of service upon any termination of employment. Under the Pension Plan, benefits payable to a participant who retires prior to age 65 are subject to a reduction for each full month of retirement before age 65.
   Goodyear also maintains a Supplementary Pension Plan (the “Supplementary Plan”), a non-qualified plan partially funded by a Rabbi Trust which provides additional retirement benefits to certain officers. The Supplementary Plan provides pension benefits to participants who have at least 30 years of service or have ten years of service and are age 55 or older. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction for each month of retirement before age 62.
   Participants may elect a lump sum payment of benefits under the Supplementary Plan for benefits accrued and vested prior to January 1, 2005, subject to the approval of the Company’s ERISA appeals committee in respect of benefits under the Supplementary Plan. For benefits accrued or vested after December 31, 2004, a lump sum will be the default form of payment; however, these benefits cannot be distributed prior to six months after separation of service.
   Goodyear maintains a non-qualified unfunded Excess Benefit Plan which pays an additional pension benefit over that paid under the Pension Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Pension Plan but does not because of the limitations imposed by the Code. These limitations set a maximum level of compensation that can be considered in determining benefits under the Pension Plan (currently $220,000) and a maximum allowable annual benefit ($175,000 for 2006). Distribution of amounts earned and vested prior to January 1, 2005 will be paid out in the same manner as the Pension Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested after December 31, 2004 will be paid out in a lump sum six months after termination of service.
   The table below shows estimated annual benefits payable at selected earnings levels assuming retirement on July 1, 2006 at age 65 after selected periods of service. The pension benefit amounts shown include the maximum benefits obtainable and assume payments are made on a five year certain and life annuity basis and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the retiree’s highest average annual earnings, consisting of salary and awards under the Performance Recognition Plan, for any five calendar years out of the ten years immediately preceding his or her retirement (assuming full participation in the contributory feature of the Pension Plan).

   Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the “Salary” and “Bonus” columns of the Summary Compensation Table on page 18. The years of credited service used to determine the amounts in the table for the Named Officers are: Mr. Keegan, 34 years; Mr. Kramer, 14 years; Mr. Rich, 5 years; Mr. Harvie, 30 years; and Mr. Gingo, 39 years. As described below in “Employment Agreement,” Mr. Keegan’s years of credited service include his years of service with Eastman Kodak Company. Mr. Kramer and Mr. Harvie’s years of credited service also include their years of service with their respective prior employers. The benefits paid to Mr. Keegan, Mr. Kramer and Mr. Harvie under the Pension Plans will be reduced by amounts they are entitled to receive under the pension plans maintained by their prior employers.
PENSION PLAN TABLE

5 Year Average	Estimated annual benefits upon retirement for years of service indicated.
Annual
Remuneration	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$250,000	$50,180	$68,637	$86,709	$98,663	$110,571	$118,113
500,000	105,180	143,637	181,709	206,163	230,571	245,613
750,000	160,180	218,637	276,709	313,663	350,571	373,113
1,000,000	215,180	293,637	371,709	421,163	470,571	500,613
1,250,000	270,180	368,637	466,709	528,663	590,571	628,113
1,500,000	325,180	443,637	561,709	636,163	710,571	755,613
1,750,000	380,180	518,637	656,709	743,663	830,571	883,113
2,000,000	435,180	593,637	751,709	851,163	950,571	1,010,613
2,500,000	545,180	743,637	941,709	1,066,163	1,190,571	1,265,613
3,000,000	655,180	893,637	1,131,709	1,281,163	1,430,571	1,520,613
3,500,000	765,180	1,043,637	1,321,709	1,496,163	1,670,571	1,775,613
4,000,000	875,180	1,193,637	1,511,709	1,711,163	1,910,571	2,030,613
EMPLOYMENT AGREEMENT
      Mr. Keegan and Goodyear entered into an agreement, dated September 11, 2000, which provided, among other things, for the employment of Mr. Keegan as President and Chief Operating Officer. The agreement provided for an initial salary of $800,000. Mr. Keegan was also granted a stock option for 250,000 shares of common stock on October 3, 2000, at an exercise price of $18.25 per share and 50,000 shares of restricted stock, the restrictions on which lapsed on October 3, 2002. The agreement also established Mr. Keegan’s participation in the Company’s Performance Recognition Plan as well as Goodyear’s equity-based incentive compensation programs.
      Mr. Keegan will also receive a total pension benefit from Goodyear equal to what he would have earned under Goodyear’s pension plans if his service with Goodyear were equal to the total of his service with Goodyear and Eastman Kodak Company less the amount received under the Eastman Kodak pension plan. He also receives the same non-salary benefits generally made available to Goodyear executive officers.
      Mr. Keegan’s agreement was supplemented on February 3, 2004 to provide for the payment of severance compensation to Mr. Keegan upon the termination of his employment with Goodyear under the circumstances outlined in the supplemental agreement. If paid, the severance compensation would consist of (i) two times the sum of Mr. Keegan’s annual base salary and target bonus then in effect, plus (ii) the pro rata portion of Mr. Keegan’s target bonus for the then current fiscal year. In the event that severance compensation is paid to Mr. Keegan under the agreement, the agreement restricts Mr. Keegan from participating in any business that competes with Goodyear for a period of two years. The term of the supplemental agreement is from February 3, 2004 to February 28, 2009. If Mr. Keegan’s employment was terminated as of December 31, 2005 and the supplemental agreement was in effect at that time, the amount of severance due Mr. Keegan would have been $6,700,000. This amount would not be payable if Mr. Keegan received benefits under the previously described Severance Plan.

OTHER MATTERS
      During 2005, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-employee directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires directors and officers to file reports of ownership and changes in ownership in Goodyear’s equity securities with the Securities and Exchange Commission, the New York Stock Exchange and Goodyear. Due to an administrative oversight on the part of the Company, several Form 4’s related to award of units were not timely filed. The following filings were made late: (1) the award of units to our directors on January 3, 2005 pursuant to the Company’s Outside Directors’ Equity Participation Plan, (2) the settlement of performance equity units granted to 4 of our officers under the 1989 Goodyear Performance and Equity Incentive Plan, the payment of which had been deferred until January 14, 2005, and (3) the settlement of stock units awarded to 4 of our officers on March 31, 2002 under the Performance Recognition Plan, the payment of which had been deferred until January 2005. No late filings were made in connection with purchase or sale transactions initiated by our officers or directors themselves.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      The Audit Committee has appointed PricewaterhouseCoopers LLP as Goodyear’s independent accountants for the fiscal year ending December 31, 2006. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Incurred by Goodyear for PricewaterhouseCoopers LLP
   The following table presents fees and expenses for audit services rendered by PricewaterhouseCoopers LLP for the audit of Goodyear’s annual Financial Statements for fiscal 2005 and 2004 and fees and expenses for other services rendered by PricewaterhouseCoopers LLP during these periods.

(in thousands)	2005	2004

Audit Fees and Expenses(1)	$16,095	$$20,041
Audit-Related Fees and Expenses(2)	3,870	1,934
Tax Fees and Expenses(3)	1,866	1,368
All Other Fees and Expenses(4)	250	1,925
Total	$22,081	$$25,268

(1)	Audit fees and expenses represents fees and expenses for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit Fees and Expenses includes fees and expenses for professional services provided in connection with the assessment of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees and expenses consists primarily of accounting consultations, employee benefit plan audits and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consists primarily of expatriate tax services, assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

(4)	All other fees and expenses principally includes forensic accounting investigative services.
   All audit, audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chair of the Committee. The Chair is to report any such pre-approval decisions to the Committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE
   Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP, Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements, management’s assessment, and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PricewaterhouseCoopers LLP.
   As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PricewaterhouseCoopers LLP. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and PCAOB Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from Goodyear.
   Based on the review and discussions with management and PricewaterhouseCoopers LLP referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear publish the consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2005 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2005 and in its 2005 Annual Report to Shareholders.
The Audit Committee

James C. Boland, Chairman
John G. Breen	Gary D. Forsee
William J. Hudson, Jr.	Shirley D. Peterson

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee Policies and Practices
   The Board of Directors of Goodyear (the “Board”) has delegated to the Compensation Committee of the Board (the “Committee”) primary responsibility for establishing and administering the compensation programs of Goodyear for its executive officers and other key personnel. In performing its duties, the Committee meets with the Chief Executive Officer to review compensation policy and specific levels of compensation paid to the executive officers and other key personnel, administers Goodyear’s plans for its executive officers and certain other key personnel and reports and makes recommendations to the Board regarding executive compensation policies and programs.
   The Committee annually reviews Goodyear’s executive compensation practices to determine whether Goodyear’s executive compensation practices (a) enable Goodyear to attract and retain qualified and experienced executive officers and other key personnel, (b) will motivate executive officers and other key personnel to attain appropriate short term and long term performance goals and to manage Goodyear for sustained long term growth, and (c) align the interests of executive officers and other key personnel with the interests of the shareholders.
   Goodyear provides compensation in the form of: (1) competitive salaries; (2) annual cash bonuses based on performance measured against specific goals; and (3) long term compensation in the form of Common Stock of Goodyear and/or cash pursuant to grants with multi-year performance periods and stock options granted at the fair market value of the common stock on the date of grant.
   Executive compensation programs are designed so that a substantial percentage of each executive officer’s compensation is dependent upon corporate performance and appreciation in the value of Common Stock.
   In addition, the Committee desires to encourage ownership of common stock by executive officers by providing forms of performance-based incentive compensation that give executive officers the opportunity to acquire shares of common stock.
   Section 162(m) of the Internal Revenue Code (the “Code”) provides that compensation paid to a public company’s chief executive officer and its four other highest paid executive officers in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. The Committee believes that awards under the 2002 and 2005 Performance Plans qualify for full deductibility under Section 162(m). Compensation paid under the Executive Performance Plan and the Performance Recognition Plan does not qualify for the exception for performance-based compensation. At this time, based upon Goodyear’s current compensation structure, the Committee believes it is in the best interests of the Company and its shareholders for the Committee to retain flexibility in awarding incentive compensation under the Executive Performance Plan and the Performance Recognition Plan that do not qualify for the exception for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company’s compensation programs.
Compensation of Executive Officers
   Salaries and Annual Bonus. The Committee met with the Chief Executive Officer to receive his recommendations regarding 2005 adjustments to the salary and annual bonus guidelines for each executive officer. The guidelines for each position were based primarily on market data from a number of surveys of the salary and annual bonus practices of other companies. The Committee generally sets salary and annual performance bonus guidelines at levels that approximate the median of the salary and bonus practices of the surveyed companies, determined using regression analysis based on revenue of the surveyed companies. In addition to the individual position data surveys, the Committee reviewed general surveys indicating past, present and projected salary and bonus structures and annual increases for executive positions.
   The Committee also considered the Chief Executive Officer’s recommendations, which were based in substantial part on the guidelines described above as well as on certain subjective factors, including his evaluation of the performance of each executive officer, Goodyear’s recent performance, retention considerations and general economic and competitive conditions.
   In 2005, salaries of the executive officers named in the Summary Compensation Table (the “Named Officers”) were an average of 12.5% lower than the median indicated by the guidelines and 4.7% higher than in 2004. The aggregate salaries paid to all executive officers during 2005 were 3.7% higher than in 2004. Salaries in 2005 averaged approximately 34% of total annual cash compensation paid to the Named Officers and 43% of total annual cash compensation paid to all executive officers.
   Pursuant to the Company’s Performance Recognition Plan (the “PRP Plan”) and based on the recommendations of the Chief Executive Officer, the Committee reviewed and adopted performance goals for plan year 2005 and established the target amount of the annual performance bonus for each executive officer. The goals for funding the 2005 payment pool were based 50% on operating cash flow targets and 50% on earnings before interest and taxes less finance charges (“EBIT”) targets for Goodyear and its business units. Funding of the payment pool could have ranged from zero to 200% of the target amounts depending on the operating cash flow and EBIT performance levels achieved.
   Payments to the individual participants from the payment pool could have ranged from zero to an amount significantly higher than the target amount depending on their individual performance. The target annual incentive compensation levels of all executive officers for 2005 (assuming payout at 100% of the target amount) were established to represent approximately 58% of total 2005 annual cash (salary and bonus) compensation, which was substantially the same proportion as the median level established by the aforesaid surveys.
   Under the PRP Plan, the aggregate payout pool earned was equal to approximately $46.7 million, or 166% of the target amount, based on the level of attainment of the EBIT and operating cash flow goals by the individual business units. After consideration of the operating performance of the individual business units and the corporate function, the Committee determined it would be appropriate to pay 162% of the target amount, or approximately $45.3 million. The pool for the total company performance was funded at 200% of the target amount and the pools for the individual business units were funded in a range from 40% to 188% of the target amount. Payments made to participants in the Company’s various business units were based primarily on the financial performance of each respective business.
   The Named Officers have been awarded payouts at an average of 196% of their target amount. Accordingly, the PRP Plan payments represented an average of approximately 66% of annual cash compensation for the Named Officers and 57% of the 2005 annual cash compensation of all executive officers.
   The Company also provides executive officers with selected personal benefits including financial planning assistance, infrequent personal use of corporate aircraft (for which the executive is required to reimburse the Company based on the Standard Industry Fare Level), security systems for selected executives including the Chief Executive Officer as well as a program under which executives may receive up to two sets of tires per year at Company expense. The Committee does not consider personal benefits to be a material component of executive compensation.
   Long Term Compensation. A significant portion of the total compensation package of each executive officer is contingent upon the performance of Goodyear. Long term performance-based compensation is designed to represent approximately 59% of the total annual compensation of the executive officers if target payouts are achieved. Long term compensation generally includes grants of stock options and performance units under the Company’s 2002 and 2005 Performance Plans (“Performance Plans”) as well as grants under the Executive Performance Plan (the “EP Plan”).
   Grants to executive officers under the Performance Plans and the EP Plan are based on criteria established by the Committee including responsibility level, base salary level, current market practice, officer performance, recent Company performance, and, with respect to the Performance Plans, the number of shares available under the plan. The Committee makes grants under these plans with the objective of providing a target total compensation opportunity, including salary and target annual bonus, equal to the 50th percentile indicated by the compensation surveys reviewed by the Committee.
   The Committee annually grants stock options to officers and other key employees. The Committee believes that annual grants of stock options provide additional long term incentives to improve future Company performance. All options are granted at a per share exercise price equal to the market value of the common stock on the date of grant. On December 6, 2005, stock options in respect of 1,605,936 shares of common stock were granted pursuant to the Performance Plans at an exercise price of $17.15 per share (the average of the high and low value of the common stock on that day) to 771 executive officers and key employees. In contrast, on December 9, 2004, the Committee granted stock options in respect of 4,031,135 shares of common stock. The decrease in the number of stock options granted from 2004 to 2005 represents the Committee’s intent to place additional emphasis on performance based long-term compensation for non-officer key employees. Beginning in

2006, the Committee plans to make grants of performance units under the Performance Plans to non-officer key employees in an amount designed to replace the value of the reduced stock option grants.
   With respect to performance units, the Committee awarded payouts in connection with performance grants made in December 2001 and August 2002 for the three year performance period ended December 31, 2004, at 89.6% of the units granted. The payment of 50% of the units awarded was made in common stock and the other 50% was paid in cash in March 2005 (except to the extent the participant elected to have the cash portion of the payout deferred in common stock equivalent units). The awards were made based on the achievement of targets set by the Committee for total shareholder return and return on invested capital.
   Grants to executive officers under the EP Plan have a three year performance period and payment on each unit may range between $0 and $200, depending upon the attainment of the performance criteria and assuming the recipient remains in the continuous employ of the Company through the performance period. In 2004, an aggregate of 326,100 units were granted to executive officers and key employees under the EP Plan. As a result of retention considerations, 172,900 units granted under the EP Plan in 2004 are subject to a guaranteed minimum payout of $25 or $50 per unit. These grants are payable in 2007 based on a performance period ending December 31, 2006. The remaining units granted do not have a guaranteed minimum payout and are payable in 2008 based on a performance period ending December 31, 2007. In 2005, a total of 6,700 units were granted under the EP Plan in connection with the promotion of an executive officer. Beginning in 2006, the Committee intends to make EP Plan grants at its first meeting following completion of the prior fiscal year. Also, beginning in 2006, the Committee plans to reduce the value of the EP Plan grants made to executive officers by approximately 10% and replace this reduced value with performance unit grants.

Stockholding Guidelines
   To better link the interests of management and stockholders, the Board, upon the recommendation of the Committee, adopted stockholding guidelines for Goodyear’s executive officers effective January 1, 2006. The holding guidelines specify a number of shares that Goodyear’s executive officers must accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer. The specific share requirements are based on a multiple of annual base salary ranging from one to five times, with the higher multiples applicable to executive officers having the highest levels of responsibility.

Compensation of the Chief Executive Officer
   Mr. Keegan was elected Chief Executive Officer effective as of January 1, 2003 and Chairman of the Board effective as of July 1, 2003. The Committee reviewed Mr. Keegan’s compensation in the same manner as described above for the other executive officers. In light of the progress made in Goodyear’s turnaround, the Committee increased Mr. Keegan’s monthly salary effective May 1, 2005 to an annual rate of $1,100,000. On February 21, 2006, the Committee further increased Mr. Keegan’s monthly salary effective May 1, 2006 to an annual rate of $1,150,000.
   Pursuant to the Performance Recognition Plan for 2005, the Committee established a target bonus of $1,500,000 for Mr. Keegan, the payout of which was subject to adjustment by the Committee from zero to up to $3,000,000 depending on the extent to which Mr. Keegan achieved the goals assigned to him. For total company participants, including Mr. Keegan, potential payouts under the Plan are calculated based on the attainment of company-wide EBIT and operating cash flow goals. As a result of exceeding the EBIT and operating cash flow targets, 200% of the target bonus for total company participants, including Mr. Keegan, was available for the payment of awards under the Plan. In determining the award to be made to Mr. Keegan, the Committee considered several factors, including the continued improvement in the operating performance of the Company’s tire businesses, progress in the strategy to improve Goodyear’s capital structure, as well as the continued development of the Company’s leadership team. As a result, the Committee made an award to Mr. Keegan of $3,000,000 under the Plan in respect of 2005. This award represents 200% of Mr. Keegan’s target bonus for 2005.
   Mr. Keegan was granted stock options based on the same guidelines applied by the Committee in respect of the stock option grants to the other executive officers. On December 6, 2005, he was granted stock options in respect of 250,000 shares of common stock.
   On February 2, 2004, Mr. Keegan was granted 40,000 units under the EP Plan for the performance period ending December 31, 2006. Payment on each unit may range between $0 and $200 depending upon the attainment of the performance criteria. Assuming that Mr. Keegan remains an employee of the Company through December 31, 2006, he is guaranteed a minimum payment in 2007 of $25 per unit, or $1,000,000. On December 9, 2004, Mr. Keegan was granted an additional 44,000 units under the EP Plan for the performance period ending December 31, 2007. The units granted on December 9, 2004 do not have a guaranteed minimum payout. No grants were made to Mr. Keegan under EP Plan in 2005. However, beginning in 2006 the Committee plans to make EP Plan grants at its first meeting following completion of the prior fiscal year.
   In 2005, Mr. Keegan received payment on performance grants made in December 2001 in respect of the three-year performance period ended December 31, 2004. The aggregate value of the payout with respect to the 2001 performance grants was $472,113. Payment of the grant was made 50% in cash and 50% in common stock.

Conclusion
   The Committee is satisfied that the executive officer compensation program provides incentives to attain both short and long term performance goals, enhances focus on the Company’s sustained long term growth and financial performance and is strongly aligned with shareholders interests. The Committee also believes that the compensation levels for its executive officers are reasonable in light of the Company’s results and industry practices.
The Compensation Committee
John G. Breen, Chairman

James C. Boland	Gary D. Forsee
William J. Hudson, Jr.	Denise M. Morrison

PERFORMANCE GRAPH
    The graph below compares the cumulative total shareholder returns of Goodyear Common Stock, the Standard & Poor’s 500 Composite Stock Index (the “S&P 500”) and the Dow Jones Auto Parts Index (the “Dow Auto Parts”) at each December 31 during the period beginning December 31, 2000 and ending December 31, 2005. The graph assumes the investment of $100 on December 31, 2000 in Goodyear Common Stock, in the S&P 500 and in the Dow Auto Parts. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Goodyear Common Stock, S&P 500 and Dow Auto Parts

December 31,	2000	2001	2002	2003	2004	2005
GOODYEAR COMMON STOCK	100.00	107.97	32.00	36.93	68.89	81.67
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
DOW AUTO PARTS	100.00	130.81	117.95	167.75	176.93	149.10

MISCELLANEOUS
SUBMISSION OF SHAREHOLDER PROPOSALS
   If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2007 annual meeting of shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by Goodyear prior to the close of business on November 6, 2006. In addition, if a shareholder intends to present a proposal at Goodyear’s 2007 annual meeting without the inclusion of such proposal in Goodyear’s proxy materials and written notice of such proposal is not received by Goodyear on or before January 22, 2007, proxies solicited by the Board of Directors for the 2007 annual meeting will confer discretionary authority to vote on such proposal if presented at the meeting. Shareholder proposals should be sent to the executive offices of Goodyear, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
SAVINGS PLAN SHARES
   A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in Goodyear’s employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the applicable savings plan.
INTERNET AND TELEPHONE VOTING
   You may vote your shares using the Internet by accessing the following web site:
http://www.proxyvote.com
or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name”, on the voting instruction card provided by your broker or nominee.
SHAREHOLDERS SHARING THE SAME ADDRESS
   Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.
   Goodyear will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s annual report and proxy statement on the Investor Relations section of Goodyear’s website at www.goodyear.com.
   If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
   Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

   A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
FORM 10-K
   GOODYEAR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF GOODYEAR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: THE GOODYEAR TIRE & RUBBER COMPANY, 1144 EAST MARKET STREET, AKRON, OHIO 44316-0001, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.GOODYEAR.COM.
COSTS OF SOLICITATION
   The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses. Georgeson Shareholder Communications Inc. may solicit proxies from shareholders by mail, telephone, telex, telegram or personal call or visit. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the Internet.
February 28, 2006

By Order of the Board of Directors

C. Thomas Harvie, Secretary

Exhibit A
The Goodyear Tire & Rubber Company
Director Independence Standards
    To be considered independent under the rules of the New York Stock Exchange, Inc. (“NYSE”), the Board must determine that a Director does not have any direct or indirect material relationship with Goodyear, apart from his or her directorship. The Board has established the following guidelines to assist it in determining Director independence.

(1)	A Director will not be independent if, within the preceding three years: (i) the Director was employed by Goodyear; (ii) an immediate family member of the Director was employed by Goodyear as an executive officer; (iii) the Director, or an immediate family member of the Director, received more than $100,000 in direct compensation in any twelve month period from Goodyear, other than director and committee fees and pension or other forms of deferred compensation for prior service; (iv) the Director or an immediate family member of the Director was (but is no longer) a partner or employee of Goodyear’s present or former independent auditor and personally worked on Goodyear’s audit; or (v) a Goodyear executive officer was on the compensation committee of the board of directors of a company that concurrently employed the Goodyear Director or employed an immediate family member of the Director as an officer. Additionally, a Director will not be independent if the Director or an immediate family member is a current partner of Goodyear’s independent auditors, if the Director has an immediate family member who is a current employee of Goodyear’s independent auditors and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practices, or if the Director is a current employee of Goodyear’s independent auditors.

(2)	The following commercial relationships will not be considered to be material relationships that would impair a Director’s independence: if, within the preceding three years, a Goodyear Director was an executive officer or employee, or his or her immediate family member was an executive officer, of another company that made payments to, or received payments from, Goodyear for property or services in an amount which, in any single fiscal year, was less than the greater of $1 million, or two percent of such other company’s consolidated gross revenues.

(3)	If, within the preceding three years, a Goodyear Director served as an executive officer of a charitable organization, and Goodyear’s charitable contributions to the organization, in any single fiscal year, were more than the greater of $1 million, or two percent of such organization’s total annual receipts, then such relationship: (i) will be disclosed in the Company’s proxy statement; and (ii) will be evaluated by the Board of Directors in order to determine whether or not the Director should be considered independent. Such determination will be made by the Directors who satisfy the independence guidelines set forth in (1) and (2) above.
The Board will annually review commercial and charitable relationships of Directors. The criteria described above are not meant to be an exhaustive list of relationships or circumstances that would preclude independence. There may be other relationships or circumstances which, in the Board’s judgment, would not be deemed to be material and the Director will be deemed to be independent if, after taking into account all relevant facts and circumstances, the Board determines that the existence of such relationship or circumstance would not impair the Director’s exercise of independent judgment. The basis for such a determination will be disclosed in the Company’s annual proxy statement.
For the purposes of these independence standards:

“executive officer” means the company president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for the company; and

“immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone who shares the person’s home.

A-1

Exhibit B
Amendment to Code of Regulations
Sections 1 and 2 of Article II of the Code of Regulations of the Company shall be amended in their entirety to read as follows:
ARTICLE II
BOARD OF DIRECTORS
      Section 1. Number ~~and Classification~~; Authority. The Board of Directors shall be composed of eleven members ~~and shall be divided into three classes (Class I, Class II and Class III), each class to consist of four directors~~ unless the number of members of the Board of Directors ~~or of any class~~ is changed by action of the shareholders taken in accordance with the laws of the State of Ohio, the Articles of Incorporation and these Regulations or by a resolution adopted by the affirmative vote of a majority of the directors then in office. The directors may, from time to time, increase or decrease the number of directors, provided that the directors shall not increase the number of directors to more than fifteen persons or decrease the number of directors to less than nine persons ~~and, provided further, that the directors shall not decrease the number of directors in any class to fewer than three persons~~. Any director’s office that is created by an increase in the number of directors pursuant to action taken by the Board of Directors may be filled by the vote of a majority of the directors then in office. ~~In the event of any increase in the number of directors of any class, any additional director elected to such class shall hold office for a term which shall coincide with the unexpired term of such class~~. No reduction in the number of directors by action taken by the shareholders or the directors shall, of itself, shorten the term or result in the removal of any incumbent director. Except where the law, the Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Company shall be exercised by the directors.
      Section 2. Election of Directors; Term of Office. At each annual meeting of shareholders, or at a special meeting called for the purpose of electing directors, each ~~successor to the directors of the class whose term shall expire in that year~~ director shall be elected for a term of ~~three~~ one year~~s~~ and shall hold office until the ~~third~~ next annual meeting of shareholders following his or her election as a director and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. At a meeting of shareholders at which directors ~~of any class~~ are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. ~~A separate election shall be held for each class of directors at any meeting of shareholders at which a member of more than one class of directors is being elected. Directors elected at the first election for Class I directors shall hold office for a term of three years; directors elected at the first election for Class II directors shall hold office for a term of two years; and directors elected at the first election for Class III directors shall hold office for a term of one year; and in each instance such directors shall hold office until their successors are elected and qualified.~~
Note: New language is indicated by underlining. Language to be deleted is lined out.

B-1

Exhibit C
Text of Proposed Amendment to the Amended Articles of Incorporation
of the Company
RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation and that the President, an Executive Vice President or a Senior Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:
The Amended Articles of Incorporation are hereby amended by striking out in its entirety the first paragraph of Article FOURTH and substituting in lieu thereof the following:
      FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 500,000,000, consisting of 450,000,000 shares of Common Stock without par value (hereinafter referred to as “Common Stock”) and 50,000,000 shares of Preferred Stock without par value (hereinafter referred to as “Preferred Stock”).

C-1

700-862-928-71100

C/O COMPUTERSHARE TRUST COMPANY, N.A.
BOX 43069
Providence, RI 02940-3069

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 10, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 10, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,
please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 3 and 4, and AGAINST Item 5.

Vote on Directors

ITEM 1.	Election of Directors

NOMINEES:	Class III Directors — Each to serve a 3 year term*
01) James C. Boland, 02) Steven A. Minter,
03) Michael R. Wessel
Class II Directors —Each to serve a remaining year of a three year term
04) John G. Breen, 05) William J. Hudson, Jr.
*Each nominee has agreed to shorten his term to one year if Item 2 is approved.

Vote on Proposals		For	Against	Abstain

ITEM 2.	Proposal to amend Goodyear’s Code of Regulations to provide for annual election of Directors.	☐	☐	☐

ITEM 3.	Proposal to amend Goodyear’s Amended Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

		YES	NO

Please indicate if you plan to attend this meeting		☐	☐

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

			For	Against	Abstain

ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Accountants.		☐	☐	☐

ITEM 5.	Shareholder proposal - re: simple majority vote.		☐	☐	☐

The undersigned hereby acknowledges receipt of Notice of 2006 Annual Meeting of Shareholders and Proxy Statement.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

Annual Meeting of shareholders
The Goodyear Tire & Rubber Company
April 11, 2006
9:00 a.m.
Office Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE —YOUR VOTE IS IMPORTANT

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints ROBERT J. KEEGAN, DENISE M. MORRISON and THOMAS H. WEIDEMEYER and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Tuesday, April 11, 2006, at 9:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of five Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.
If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2, 3 and 4, and AGAINST the proposal listed as Item 5.
If you plan to attend the 2006 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A.
BOX 43069
Providence, RI 02940-3069

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 10, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 10, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,
please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GOODY3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 3 and 4, and AGAINST Item 5

Vote on Directors

ITEM 1.	Election of Directors

NOMINEES:	Class III Directors — Each to serve a 3 year term*
01) James C. Boland, 02) Steven A. Minter,
03) Michael R. Wessel
Class II Directors — Each to serve remaining year of a three year term
04) John G. Breen, 05) William J. Hudson, Jr.
*Each nominee has agreed to shorten his term to one year if Item 2 is approved.

Vote on Proposals		For	Against	Abstain

ITEM 2.	Proposal to amend Goodyear’s Code of Regulations to provide for the annual election of Directors.	☐	☐	☐

ITEM 3.	Proposal to amend Goodyear’s Amended Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

			For	Against	Abstain

ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Accountants.		☐	☐	☐

ITEM 5.	Shareholder proposal - re: simple majority vote.		☐	☐	☐

Authorization: I acknowledge receipt of the Notice of 2006 Annual Meeting and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Annual Meeting of shareholders
The Goodyear Tire & Rubber Company
April 11, 2006
9:00 a.m.
Office Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
PLEASE VOTE—YOUR VOTE IS IMPORTANT

CONFIDENTIAL VOTING INSTRUCTIONS 2006 ANNUAL MEETING OF SHAREHOLDERS
THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS AND OTHER PLANS
Solicited on Behalf of the Board of Directors
April 11, 2006
The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 11, 2006, are delivered herewith.
Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 16, 2006.
As a participant in and a named fiduciary (i.e. the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.
I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at February 16, 2006 at the Annual Meeting of Shareholders to be held on April 11, 2006 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.
Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2, 3 and 4, and AGAINST the proposal listed as Item 5.
If you plan to attend the 2006 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.